                                                                       EXHIBIT 5

                     LANGE, SIMPSON, ROBINSON & SOMERVILLE
                             ATTORNEYS & COUNSELORS
                       417 20TH STREET NORTH, SUITE 1700
                         BIRMINGHAM, ALABAMA 35203-3272
                            TELEPHONE (205) 250-5000
                            FACSIMILE (205) 250-5034


                                  June 4, 1996


Regions Financial Corporation
417 North 20th Street
Birmingham, AL. 35203


        Re:    Regions Financial Corporation -- S-4 Registration
               Statement, Merger of First Gwinnett Bancshares, Inc. with and into Regions

Ladies and Gentlemen:

        We have acted as counsel for Regions Financial Corporation, a Delaware corporation, ("Regions") in connection with the merger between First Gwinnett Bancshares, Inc. ("First Gwinnett") and Regions (the "Merger") and in connection with the registration of common stock of Regions on Form S-4 under the Securities Act of 1933. The Merger provides for issuance of shares of common stock of Regions, par value $.625 per share, issuable to the stockholders of First Gwinnett upon consummation of the Merger. The maximum number of shares of Regions to be issued in the Merger is 338,703.

Regions Financial Corporation
June 4, 1996
Page 2


        We have examined and are familiar with the registration statement on Form S-4 filed with the Securities and Exchange Commission, as such registration statement has been amended to date. We have examined and are familiar with the records relating to the organization of Regions and the proceedings taken by its directors to date, and we have examined such other documents and records as we have deemed relevant for purposes of rendering this opinion.

        Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such conditions capable of being waived, and upon consummation of the Merger, the shares of stock of Regions issued pursuant to the Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

        We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to Lange, Simpson, Robinson & Somerville under the caption "Opinions" in the proxy statement/prospectus forming a part of the registration statement.

                                Very truly yours,


                                /s/ LANGE, SIMPSON, ROBINSON & SOMERVILLE